UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  Post Effective Amendment No. 7 to Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                       AMERIRESOURCE TECHNOLOGIES, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                   			   84-1084784
----------------------------------		     ----------------------
  (State or Other Jurisdiction      		        (I.R.S. Employer
of Incorporation or Organization)		     Identification Number)



           3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
	 ------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)



                          2005 STOCK INCENTIVE PLAN
			  -------------------------
                           (Full Title of the Plan)



   DELMAR JANOVEC, 3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
   ------------------------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service: (702) 214-4249

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                        CALCULATION OF REGISTRATION FEE
     			-------------------------------

Title of each class     Amount to  	Proposed Maximum     Proposed Maximum    Amount of
 of securities to      be Registered      Offering Price     Aggregate Offering  Registration
   be Registered 			  Per Share (1)	          Price             Fee
--------------------   -------------	----------------    ------------------	------------

COMMON STOCK,            	   0                   0            	     0         $0.00
PAR VALUE $0.0001

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      (1) Pursuant toRule 457(h) of the Securities Act of 1933, no new shares are being registered with this filing, only amendments to the Stock Incentive Plan provisions.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.



                               EXPLANATORY NOTE

      This Post-Effective Amendment No. 7 to the Registration Statement on Form S-8 of AmeriResource Technologies, Inc. (the "Registrant") is being filed pursuant to General Instruction E of Form S-8 in connection with the filing of a Second Amended 2005 Stock Incentive Plan as attached hereto, including changes to Section 5(a) Exercise Price and subsection (f) to increase the annual limit on Incentive Stock Options from $100,000 to $250,000 per individual recipient of options. The contents of the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on April 27, 2005 under which twenty-five million (25,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of the Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on September 30, 2005 under which thirty million (30,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of the Post Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on January 20, 2006 under which fifty million (50,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post Effective Amendment No. 3 to the Registration Statement on Form S-8 (file No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on May 9, 2006 under which one hundred million (100,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post Effective Amendment No. 4 to the Registration Statement on Form S-8 (file No. 333-124381), filed by the Registrant with the Securities and Exchange Commission on September 1, 2006 under which one hundred million (100,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post-effective Amendment No. 5 to the Registration Statement on Form S-8 (file No. 333-139860) filed with the Securities and Exchange Commission on January 9, 2007 under which one hundred twenty-five million (125,000,000) shares of Common Stock were registered for issuance, are incorporated by reference. The contents of Post-effective Amendment No. 6 to the Registration Statement on Form S-8 (file No. 333-142919) filed with the Securities and Exchange Commission on May 15, 2007 under which five hundred million (500,000,000) shares of Common Stock were registered for issuance, are incorporated by reference.


PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

      The Exhibit Index preceding the exhibits is incorporated by reference herein.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on May 29, 2007.


AMERIRESOURCE TECHNOLOGIES, INC.

/s/ Delmar Janovec
_______________
Delmar Janovec, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 7 to the registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors, and on the dates indicated.

NAME			TITLE					DATE
----			-----					----
/s/ Delmar Janovec	President, Chief Executive		May 29, 2007
------------------	Officer, Principal Financial
Delmar Janovec		Officer, Principal Accounting
			Officer, and Chairman of the
			Board of Directors


                                 EXHIBIT INDEX

   ITEM NO.             DESCRIPTION
   --------		-----------
       5                Opinion of Legal Counsel.

      10 AmeriResource 2005 Stock Incentive Plan. (Incorporated by reference from the Company's Form S-8, file number 33-124381, effective on April 27, 2005.).

      10 (i)            Second Amended 2005 Stock Incentive Plan

      23 Consent of Auditors to utilize independent auditor's report.